UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
 _____________________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 27, 2014

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ZAYO GROUP, LLC
(Exact name of registrant as specified in its charter)
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Delaware	333-169979	26-201259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1805 29th Street, Suite 2050, Boulder, CO 80301
(Address of Principal Executive Offices)
(303) 381-4683
(Registrant’s Telephone Number, Including Area Code)
 _____________________________________________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On April 27, 2014, Zayo Group, LLC ("Zayo" or the “Company”) entered into a Sale and Purchase Agreement (the "Agreement") with Neo Telecom Group ("Neo Telecoms"), a Paris-based bandwidth infrastructure company, and certain shareholders of Neo Telecom Group. Upon the close of the transaction contemplated by the Agreement, Zayo will acquire an approximate 96% equity interest in Neo and its subsidiaries. The agreement also includes a contractual mechanism to acquire the remaining approximate 4% equity interest on or after December 31, 2015. The purchase price of 58.0 million Euros is in consideration of acquiring full equity ownership in Neo Telecoms and is subject to certain adjustments at close and post-closing. The Company expects the purchase price will be paid with cash on hand. The Agreement is subject to customary closing conditions and approvals and is expected to close at the end of the fourth quarter of Fiscal 2014.

Neo currently operates Paris’ first fiber-optic Metropolitan Area Network (MAN), enabling companies across France to connect to Paris’ international business hub. Neo provides dark fiber, IP, Ethernet, wavelength and colocation services to high-bandwidth companies in continental Europe and serves more than 600 carrier and enterprise customers, primarily concentrated in the technology, media, telecom, and finance sectors.

The Company issued a press release on April 28, 2014 announcing the Agreement.

A copy of the press release is filed as Exhibit 99.1 to this filing on Form 8-K and is incorporated by reference in this Item 7.01.

Item 9.01.	Financial Statements and Exhibits

(a)	Exhibits. The following exhibit is furnished with this Form 8-K:

Exhibit No.	Description
99.1	Press Release dated April 28, 2014
The information contained under Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.
Portions of this report may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Additional information about issues that could lead to material changes in the Company's performance is contained in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances after the date hereof.

Investors should take into consideration, with respect to the Company, those risks and uncertainties discussed in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2013, including those under the heading "Risk Factors."

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAYO GROUP, LLC

By:	/s/ Ken desGarennes
Name:	Ken desGarennes
Title:	Chief Financial Officer
DATED: May 1, 2014